Exhibit 99.1

Quarterly Earnings Review

April 17, 2013

BNY Mellon 1Q13 Quarterly Earnings Review

FIRST QUARTER 2013 FINANCIAL HIGHLIGHTS

(comparisons are unannualized 1Q13 vs. 1Q12 unless otherwise stated)

•	Earnings

	Earnings per share			Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	1Q13		1Q12	1Q13	1Q12
GAAP results	$(0.23	)(a)	$0.52	$(266)	$619
Add: Previously disclosed charge related to the U.S. Tax Court’s disallowance of certain foreign tax credits	0.73		N/A	854	N/A

Non-GAAP results	$0.50		$0.52	$588	$619

N/A – Not applicable.

•	Total revenue of $3.6 billion, down 1%.

•	Investment services fees increased 1% primarily due to higher asset servicing revenue, as a result of increased activity with existing clients and improved market values.

•	Investment management and performance fees increased 10%, or 9% excluding the Meriten acquisition (see page 6), driven by higher market values, net new business and lower money market fee waivers.

•	Foreign exchange revenue increased 10% as a result of higher volumes, partially offset by a decrease in volatility.

•	Investment and other income decreased 48% primarily reflecting lower leasing and seed capital gains.

•	Net interest revenue decreased 6% (5% including net securities gains) primarily driven by lower accretion and lower yields on the reinvestment of securities.

•

The provision for credit losses was a credit of $24 million in 1Q13. Approximately half of the credit was driven by a broad improvement in the credit quality of the loan portfolio and half related to a reduction in our qualitative allowance.

•

Noninterest expense increased 3% on a GAAP basis, and 6% on a Non-GAAP basis, primarily reflecting a provision for administrative errors in certain offshore tax-exempt funds, higher pension expense and the cost of generating certain tax credits.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $26.3 trillion, an increase of 2% reflecting net new business and improved market values.

•	Estimated new AUC/A wins of $205 billion in 1Q13.

•	AUM of a record $1.4 trillion, an increase of 9% driven by net new business and improved market values.

•	Record long-term inflows totaled $40 billion in 1Q13.

•	Short-term outflows totaled $13 billion in 1Q13.

•	Capital

•	Estimated Basel III Tier 1 common equity ratio – Non-GAAP 9.4%. (b)

(a)	Calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.
(b)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 1Q13 Quarterly Earnings Review

FINANCIAL SUMMARY

							1Q13 vs.
	(dollars in millions, common shares in thousands)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
	Revenue:
	Fee and other revenue	$2,838	$2,826	$2,879	$2,850	$2,844	—%	—%
	Income from consolidated investment management funds	43	57	47	42	50
	Net interest revenue	765	734	749	725	719

	Total revenue – GAAP	3,646	3,617	3,675	3,617	3,613	(1)	—
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	11	29	25	11	16

	Total revenue – Non-GAAP	3,635	3,588	3,650	3,606	3,597	(1)	—
	Provision for credit losses	5	(19)	(5)	(61)	(24)

	Expense:
	Noninterest expense – GAAP	2,756	3,047	2,705	2,825	2,828	3	—
Less:	Amortization of intangible assets	96	97	95	96	86
	M&I, litigation and restructuring charges	109	378	26	46	39

	Total noninterest expense – Non-GAAP	2,551	2,572	2,584	2,683	2,703	6%	1%

	Income:
	Income before income taxes	885	589	975	853	809
	Provision for income taxes	254	93	225	207	1,046

	Net income (loss)	$631	$496	$750	$646	$(237)
	Net (income) attributable to noncontrolling interests (a)	(12)	(30)	(25)	(11)	(16)

	Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	619	466	725	635	(253)
	Preferred stock dividends	—	—	(5)	(13)	(13)

	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$619	$466	$720	$622	$(266)

	Key Metrics:
	Pre-tax operating margin (b)	24%	16%	27%	24%	22%
	Non-GAAP (b)	30%	29%	29%	27%	26%

	Return on common equity (annualized) (b)	7.4%	5.5%	8.3%	7.1%	N/M
	Non-GAAP (b)	8.9%	8.9%	9.2%	8.2%	7.8%

	Return on tangible common equity (annualized)
	Non-GAAP (b)	21.0%	15.7%	22.1%	18.8%	N/M
	Non-GAAP adjusted (b)	23.0%	22.4%	22.5%	19.7%	18.5%

	Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	78%	78%

	Percentage of non-U.S. total revenue (c)	37%	37%	37%	36%	35%

	Period end:
	Full-time employees	47,800	48,300	48,700	49,500	49,700
	Market capitalization	$28,780	$25,929	$26,434	$29,902	$32,487
	Common shares outstanding	1,192,716	1,181,298	1,168,607	1,163,490	1,160,647

(a)	Includes net income of $11 million in 1Q12, $29 million in 2Q12, $25 million in 3Q12, $11 million in 4Q12 and $16 million in 1Q13, attributable to noncontrolling interests related to consolidated investment management funds.
(b)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

N/M – Not meaningful.

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BNY Mellon 1Q13 Quarterly Earnings Review

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							1Q13 vs.
	1Q12	2Q12	3Q12	4Q12	1Q13		1Q12	4Q12
Changes in AUM (in billions) (a):
Beginning balance of AUM	$1,260	$1,308	$1,299	$1,359	$1,386
Net inflows (outflows):
Long-term	7	26	9	14	40
Money market	(9)	(14)	9	(6)	(13)

Total net inflows (outflows)	(2)	12	18	8	27
Net market/currency impact	50	(21)	42	19	16

Ending balance of AUM (b)	$1,308	$1,299	$1,359	$1,386	$1,429	(c)	9%	3%

AUM at period end, by product type (a):
Equity securities	33%	32%	33%	33%	34%
Fixed income securities	35	37	37	38	39
Money market	24	23	23	22	20
Alternative investments and overlay	8	8	7	7	7

Total AUM (b)	100%	100%	100%	100%	100%	(c)

Wealth management:
Average loans (in millions)	$7,431	$7,763	$8,122	$8,478	$8,972		21%	6%
Average deposits (in millions)	$11,491	$11,259	$11,372	$12,609	$13,646		19%	8%

Investment Services:
Average loans (in millions)	$22,639	$24,742	$24,054	$24,034	$26,024		15%	8%
Average deposits (in millions)	$174,041	$171,309	$188,023	$203,043	$198,701		14%	(2)%

AUC/A at period-end (in trillions) (d)(e)	$25.7	$25.2	$26.4	$26.3	$26.3	(c)	2%	—%

Market value of securities on loan at period end (in billions) (e)(f)	$256	$267	$251	$237	$244		(5)%	3%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$453	$314	$522	$190	$205

Depositary Receipts:
Number of sponsored programs	1,391	1,393	1,393	1,379	1,359		(2)%	(1)%

Clearing services:
Global DARTS volume (in thousands) (e)	199.6	191.9	175.5	187.9	221.4		11%	18%
Average active clearing accounts (U.S. platform) (in thousands) (e)	5,408	5,421	5,447	5,489	5,552		3%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$306,212	$306,973	$323,289	$334,883	$357,647		17%	7%
Average investor margin loans (U.S. platform) (in millions)	$7,900	$8,231	$7,922	$7,987	$8,212		4%	3%

Broker-Dealer:
Average tri-party repo balances (in billions) (e)	$1,937	$2,001	$2,005	$2,113	$2,070		7%	(2)%

(a)	Excludes securities lending cash management assets.
(b)	Excludes assets managed in the Investment Services business.
(c)	Preliminary.
(d)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at March 31, 2012, June 30, 2012 and Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012 and $1.2 trillion at March 31, 2013.
(e)	Reflects revisions, which were not material, for prior periods presented as a result of our previously disclosed reviews of our AUC/A and our process for reporting information. See pages 4-5 of the 2012 Annual Report.
(f)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

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BNY Mellon 1Q13 Quarterly Earnings Review

The following table presents the value of certain market indices at period end and on an average basis.

Market indices						1Q13 vs.
	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
S&P 500 Index (a)	1408	1362	1441	1426	1569	11%	10%
S&P 500 Index – daily average	1347	1351	1400	1419	1513	12	7
FTSE 100 Index (a)	5768	5571	5742	5898	6412	11	9
FTSE 100 Index – daily average	5818	5555	5742	5842	6294	8	8
MSCI World Index (a)	1312	1236	1312	1339	1435	9	7
MSCI World Index – daily average	1268	1235	1273	1312	1404	11	7
Barclays Capital Aggregate BondSM Index (a)	351	353	368	366	356	1	(3)
NYSE and NASDAQ share volume (in billions)	186	192	173	174	174	(6)	—
JPMorgan G7 Volatility Index – daily average (b)	10.39	10.30	8.70	7.56	9.02	(13)	19

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 1Q13 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						1Q13 vs.
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
Investment services fees:
Asset servicing (a)	$943	$950	$942	$945	$969	3%	3%
Issuer services	251	275	311	215	237	(6)	10
Clearing services	303	309	287	294	304	—	3
Treasury services	136	134	138	141	141	4	—

Total investment services fees	1,633	1,668	1,678	1,595	1,651	1	4
Investment management and performance fees	745	797	779	853	822	10	(4)
Foreign exchange and other trading revenue	191	180	182	139	161	(16)	16
Distribution and servicing	46	46	48	52	49	7	(6)
Financing-related fees	44	37	46	45	41	(7)	(9)
Investment and other income	139	48	124	116	72	(48)	(38)

Total fee revenue	2,798	2,776	2,857	2,800	2,796	—	—
Net securities gains	40	50	22	50	48	N/M	N/M

Total fee and other revenue – GAAP	$2,838	$2,826	$2,879	$2,850	$2,844	—%	—%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	78%	78%

(a)	Asset servicing fees include securities lending revenue of $49 million in 1Q12, $59 million in 2Q12, $49 million in 3Q12, $41 million in 4Q12 and $39 million in 1Q13.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees were $969 million, an increase of 3% both year-over-year and sequentially. Both increases primarily reflect increased activity with existing clients and improved market values, partially offset by lower securities lending revenue.

•	Issuer services fees were $237 million, a decrease of 6% year-over-year and an increase of 10% sequentially. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue, driven by lower issuance volumes and lower servicing fees. The sequential increase primarily resulted from higher Depositary Receipts revenue driven by a seasonal dividend improvement and higher core volumes, partially offset by lower Corporate Trust revenue.

•	Clearing services fees were $304 million, a slight increase year-over-year and an increase of 3% sequentially. Both increases were driven by higher mutual fund fees, increases in positions and assets, higher cash management fees and an increase in DARTS, partially offset by higher money market fee waivers and fewer trading days.

•	Treasury services fees were $141 million, an increase of 4% year-over-year and unchanged sequentially. The year-over-year increase primarily reflects higher cash management fees.

•	Investment management and performance fees were $822 million, an increase of 10% year-over-year and a decrease of 4% sequentially. The year-over-year increase was impacted by the acquisition of the remaining 50% interest in Meriten Investment Management (“Meriten”). Excluding the Meriten acquisition, investment management and performance fees increased 9% year-over-year driven by higher market values, net new business and lower money market fee waivers. The sequential decrease reflects seasonally lower performance fees and higher money market fee waivers, partially offset by higher market values. Comparisons to both prior periods were negatively impacted by the stronger U.S. dollar.

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BNY Mellon 1Q13 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Foreign exchange	$136	$157	$121	$106	$149
Other trading revenue:
Fixed income	47	16	54	25	8
Equity/other	8	7	7	8	4

Total other trading revenue	55	23	61	33	12

Total	$191	$180	$182	$139	$161

Foreign exchange and other trading revenue totaled $161 million in 1Q13 compared with $191 million in 1Q12 and $139 million in 4Q12. In 1Q13, foreign exchange revenue totaled $149 million, an increase of 10% year-over-year and 41% sequentially. The year-over year increase primarily reflects higher volumes, partially offset by a decrease in volatility, while the sequential increase primarily reflects increased volatility and higher volumes. Other trading revenue was $12 million in 1Q13 compared with $55 million in 1Q12 and $33 million in 4Q12. Other trading revenue was lower principally due to losses on interest rate hedges and lower fixed income and equity trading.

•	Investment and other income

(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Corporate/bank-owned life insurance	$34	$32	$41	$41	$34
Lease residual gains	34	3	—	14	1
Seed capital gains	24	—	28	7	6
Expense reimbursements from joint ventures	10	9	10	9	11
Equity investment revenue (loss)	6	(5)	16	(1)	13
Private equity gains (losses)	4	1	(1)	4	(2)
Asset-related gains (losses)	(2)	(3)	17	22	7
Transitional service agreements	7	6	6	5	5
Other income (loss)	22	5	7	15	(3)

Total	$139	$48	$124	$116	$72

Investment and other income totaled $72 million in 1Q13 compared with $139 million in 1Q12 and $116 million in 4Q12. Both decreases reflect lower leasing gains and lower foreign currency remeasurement. Additionally, the year-over-year decrease includes lower seed capital gains and the sequential decrease includes lower net gains on loans held for sale retained from a previously divested bank subsidiary.

•	Net securities gains were $48 million in 1Q13.

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BNY Mellon 1Q13 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						1Q13 vs.
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12		4Q12
Net interest revenue (non-FTE)	$765	$734	$749	$725	$719	(6)%		(1)%
Net interest revenue (FTE)	776	747	765	740	733	(6)		(1)
Net interest margin (FTE)	1.32%	1.25%	1.20%	1.09%	1.11%	(21	) bps	2 bps

Selected average balances:
Cash/interbank investments	$103,795	$101,871	$108,365	$118,796	$111,685	8%		(6)%
Trading account securities	2,519	3,033	4,431	5,294	5,878	133		11
Securities	86,808	91,859	100,004	102,512	101,912	17		(1)
Loans	43,209	42,992	42,428	43,613	46,279	7		6

Interest-earning assets	236,331	239,755	255,228	270,215	265,754	12		(2)
Interest-bearing deposits	125,438	130,482	138,260	142,719	147,728	18		4
Noninterest-bearing deposits	66,613	62,860	70,230	79,987	70,337	6		(12)

Selected average yields/rates:
Cash/interbank investments	0.64%	0.56%	0.51%	0.43%	0.41%
Trading account securities	2.78	2.57	2.40	2.54	2.40
Securities	2.44	2.25	2.06	1.94	1.88
Loans	1.95	1.98	1.96	1.89	1.78
Interest-earning assets	1.56	1.48	1.40	1.27	1.26
Interest-bearing deposits	0.14	0.13	0.10	0.09	0.08

Average cash/interbank investments as a percentage of average interest-earning assets	44%	42%	42%	44%	42%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	28%	26%	28%	30%	26%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $719 million in 1Q13, a decrease of $46 million compared with 1Q12 and $6 million sequentially. The year-over-year decrease was primarily driven by lower accretion, lower yields on the reinvestment of securities and the elimination of interest on European Central Bank deposits, partially offset by a change in the mix of earning assets and higher average interest-earning assets driven by higher deposit levels. The decrease compared with 4Q12 primarily reflects a lower number of days in the first quarter of 2013.

•	The net interest margin (FTE) was 1.11% in 1Q13 compared with 1.32% in 1Q12 and 1.09% in 4Q12. The year-over-year decrease in the net interest margin (FTE) reflects higher average interest-earning assets driven by higher deposits levels, lower reinvestment yields, lower accretion and the elimination of interest on European Central Bank deposits.

•	The current low interest rate environment continues to negatively impact net interest revenue. It has driven significant improvement in the value of the investment securities portfolio while creating the opportunity for us to realize gains as we rebalance and manage the duration risk of the portfolio. Gains realized on these sales should be considered along with net interest revenue when evaluating our overall results. In 1Q13, combined net interest revenue and net securities gains totaled $767 million, compared with $805 million in 1Q12 and $775 million in 4Q12.

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BNY Mellon 1Q13 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						1Q13 vs.
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
Staff:
Compensation	$861	$866	$893	$911	$885	3%	(3)%
Incentives	352	311	306	311	338	(4)	9
Employee benefits	240	238	237	235	249	4	6

Total staff	1,453	1,415	1,436	1,457	1,472	1	1
Professional, legal and other purchased services	299	309	292	322	295	(1)	(8)
Software and equipment	205	209	208	233	228	11	(2)
Net occupancy	147	141	149	156	163	11	4
Distribution and servicing	101	103	109	108	106	5	(2)
Business development	56	71	60	88	68	21	(23)
Sub-custodian	70	70	65	64	64	(9)	—
Other	220	254	265	255	307	40	20
Amortization of intangible assets	96	97	95	96	86	(10)	(10)
M&I, litigation and restructuring charges	109	378	26	46	39	N/M	N/M

Total noninterest expense – GAAP	$2,756	$3,047	$2,705	$2,825	$2,828	3%	—%
Total staff expense as a percentage of total revenue	40%	39%	39%	40%	41%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,551	$2,572	$2,584	$2,683	$2,703	6%	1%

N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense increased 6% year-over-year and 1% sequentially excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP). Both increases were primarily driven by a provision for administrative errors in certain offshore tax-exempt funds and higher pension expense.

•

The year-over-year increase also resulted from the cost of generating certain tax credits, higher software and net occupancy expense and the impact of the Meriten acquisition. The increase in software expense primarily reflects application development costs and higher amortization related to new technology projects. The increase in net occupancy expense primarily reflects timing of costs associated with our global footprint and New York City real estate initiatives.

•

The sequential increase also reflects higher incentive expense due to the acceleration of the vesting of long-term stock awards for retirement eligible employees and higher net occupancy expense, partially offset by lower compensation expense, as well as lower professional, legal and other purchased services and business development expenses.

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BNY Mellon 1Q13 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)				Annualized
	Program savings			targeted savings
(dollar amounts in millions)	4Q12	FY12	1Q13	by the end of 2013
Business operations	$75	$238	$84	$310 - $320

Technology	24	82	27	$105 - $110

Corporate services	24	77	26	$85 - $90

Gross savings (a)	$123	$397	$137	$500 - $520
Incremental program expenses to achieve goals (b)	$37	$88	$16	$70 - $90

(a)	Represents the estimated annual pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(b)	Program costs include incremental costs to plan and execute the programs including dedicated program managers, consultants, severance and other costs. These costs will fluctuate by quarter. Program costs may include restructuring expenses, where applicable.

Accomplishments

During 1Q13, we accomplished the following operational excellence initiatives:

•	Continued global footprint position migrations. Lowered operating costs as we ramped up the Eastern European Global Delivery Center.

•	Realized savings from reengineering activities relating to Investment Boutique restructurings and Dreyfus back office operations consolidation.

•	Achieved further operational synergies related to the BHF Asset Servicing GmbH acquisition.

•	Realized compensation savings from efficiencies and additional staff moves to Global Delivery Centers in the Technology organizations.

•	Consolidated offices and reduced real estate by an additional 35,000 square feet, primarily in the NY Metro and EMEA regions.

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BNY Mellon 1Q13 Quarterly Earnings Review

CAPITAL

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$619	$466	$720	$622	$(266)
Add: Amortization of intangible assets, net of tax	61	61	60	65	56

Gross Basel I Tier 1 common equity generated	680	527	780	687	(210)
Less capital deployed:
Dividends	158	156	155	154	153
Common stock repurchased	371	286	288	170	211
Goodwill and intangible assets related to acquisitions	—	—	—	93	—

Total capital deployed	529	442	443	417	364
Add: Other	146	(53)	193	145	117

Net Basel I Tier 1 common equity generated (deployed)	$297	$32	$530	$415	$(457)

The following table presents our capital ratios.

	March 31,	Dec. 31,	March 31,
Capital ratios (a)	2012	2012	2013 (b)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (c)(d)	N/A	9.8%	9.4%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (d)	13.9%	13.5	12.2	(e)
Basel I Tier 1 capital ratio	15.6	15.0	13.6	(e)
Basel I Total (Tier 1 plus Tier 2) capital ratio	17.5	16.3	14.7	(e)
Basel I leverage capital ratio	5.6	5.3	5.2
BNY Mellon shareholders’ equity to total assets ratio (d)	11.3	10.1	10.0
BNY Mellon common shareholders’ equity to total assets ratio (d)	11.3	9.9	9.7
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.5	6.4	5.9

(a)	Includes full capital credit for certain capital instruments outstanding as of March 31, 2013 because implementing regulations with respect to the Collins amendment have not been adopted.
(b)	Preliminary.
(c)	The Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. The estimated Basel III Tier 1 common equity ratio of 7.6% at March 31, 2012 was based on prior Basel III guidance and the proposed market risk rule.
(d)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.
(e)	In the first quarter of 2013, BNY Mellon was required to implement the Basel 2.5 – final market risk rule. Implementation of these rules resulted in an approximately 35-40 basis points decrease to the Basel I Tier 1 common equity to risk-weighted assets ratio, the Basel I Tier 1 capital ratio and the Basel I Total capital ratio.

N/A – Not applicable.

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BNY Mellon 1Q13 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2013, the fair value of our investment securities portfolio totaled $106.6 billion. The net unrealized pre-tax gain on our total securities portfolio was $2.2 billion at March 31, 2013 compared with $2.4 billion at Dec. 31, 2012. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in market interest rates and $48 million of net realized securities gains in 1Q13. During 1Q13, we received $183 million of paydowns and sold $141 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio	Dec. 31, 2012 Fair value		1Q13 change in unrealized gain/(loss)	March 31, 2013			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollars in millions)				Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$40,210		$(181)	$44,009	$44,804		102%	$795	100%	—%	—%	—%	—%
U.S. Treasury securities	18,890		47	19,686	20,073		102	387	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	9,304		10	9,975	10,103		101	128	100	—	—	—	—
Non-agency RMBS (c)	3,110		74	2,419	3,083		78	664	—	1	2	96	1
Non-agency RMBS	1,697		38	1,555	1,563		92	8	3	17	15	65	—
European floating rate notes (d)	4,137		22	3,780	3,681		97	(99)	75	20	—	5	—
Commercial MBS	2,838		(28)	2,633	2,748		104	115	88	10	2	—	—
State and political subdivisions	6,191		5	6,215	6,305		101	90	82	16	1	—	1
Foreign covered bonds (e)	3,718		(81)	3,349	3,390		101	41	100	—	—	—	—
Corporate bonds	1,585		(5)	1,517	1,572		104	55	21	71	8	—	—
CLO	1,206		9	1,371	1,382		101	11	100	—	—	—	—
U.S. Government agency debt	1,074		(4)	1,034	1,060		103	26	100	—	—	—	—
Consumer ABS	2,124		(2)	2,012	2,020		100	8	91	9	—	—	—
Other (f)	4,619		(28)	4,810	4,828		100	18	49	46	—	1	4

Total investment securities	$100,703	(g)	$(124)	$104,365	$106,612	(g)	102%	$2,247	89%	5%	1%	4%	1%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, Germany, Netherlands and France.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Canada, UK and Germany.
(f)	Includes commercial paper of $2.2 billion and $2.2 billion, fair value, and money market funds of $2.2 billion and $2.5 billion, fair value, at Dec. 31, 2012 and March 31, 2013, respectively.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $305 million at Dec. 31, 2012 and $111 million at March 31, 2013.

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BNY Mellon 1Q13 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012	2012	2013
Nonperforming loans:
Other residential mortgages	$188	$158	$148
Wealth management	35	30	30
Commercial	32	27	24
Commercial real estate	39	18	17
Foreign	10	9	9
Financial institutions	14	3	3

Total nonperforming loans	318	245	231
Other assets owned	13	4	3

Total nonperforming assets (a)	$331	$249	$234

Nonperforming assets ratio	0.77%	0.53%	0.48%
Allowance for loan losses/nonperforming loans	121.4	108.6	102.6
Total allowance for credit losses/nonperforming loans	155.3	158.0	155.0

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $180 million at March 31, 2012, $174 million at Dec. 31, 2012 and $161 million at March 31, 2013. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $234 million at March 31, 2013, a decrease of $15 million from $249 million at Dec. 31, 2012. The decrease primarily resulted from paydowns, sales, return to accrual status and charge-offs in the other residential mortgage loan portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(in millions)	1Q12	4Q12	1Q13
Allowance for credit losses – beginning of period	$497	$456	$387
Provision for credit losses	5	(61)	(24)
Net (charge-offs) recoveries:
Other residential mortgages	(8)	(3)	(3)
Financial institutions	—	(5)	—
Commercial	—	—	(2)

Net (charge-offs) recoveries	(8)	(8)	(5)

Allowance for credit losses – end of period	$494	$387	$358

Allowance for loan losses	$386	$266	$237
Allowance for lending-related commitments	108	121	121

The provision for credit losses was a credit of $24 million in 1Q13. Approximately half of the credit was driven by a broad improvement in the credit quality of the loan portfolio and half related to a reduction in our qualitative allowance. The provision for credit losses was $5 million in 1Q12 and a credit of $61 million in 4Q12.

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. In 1Q13, incentive expense related to restricted stock and certain corporate overhead charges were allocated to Investment Management and Investment Services businesses which were previous included in the Other segment. All prior periods were restated to reflect these changes. Additionally, 1Q13 reflects higher internal crediting rates for domestic deposits, which are regularly updated to reflect the value of deposit balances and distribution of overall interest revenue. There was no impact to consolidated results.

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BNY Mellon 1Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

							1Q13 vs.
(dollars in millions, unless otherwise noted)	1Q12	2Q12	3Q12	4Q12	1Q13		1Q12	4Q12
Revenue:
Investment management fees:
Mutual funds	$260	$270	$283	$293	$295		13%	1%
Institutional clients	322	321	334	349	355		10	2
Wealth management	157	158	158	159	162		3	2

Investment management fees	739	749	775	801	812		10	1
Performance fees	16	54	10	57	15		(6)	N/M
Distribution and servicing	45	45	47	50	46		2	(8)
Other (a)	52	13	40	25	21		N/M	N/M

Total fee and other revenue (a)	852	861	872	933	894		5	(4)
Net interest revenue	55	52	52	55	62		13	13

Total revenue	907	913	924	988	956		5	(3)
Noninterest expense (ex. amortization of intangible assets)	622	644	646	714	706		14	(1)

Income before taxes (ex. amortization of intangible assets)	285	269	278	274	250		(12)	(9)
Amortization of intangible assets	48	48	48	48	39		(19)	(19)

Income before taxes	$237	$221	$230	$226	$211		(11)%	(7)%

Pre-tax operating margin	26%	24%	25%	23%	22%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	35%	33%	34%	31%	29%

Metrics:
Changes in AUM (in billions) (c):
Beginning balance of AUM	$1,260	$1,308	$1,299	$1,359	$1,386
Net inflows (outflows):
Long-term	7	26	9	14	40
Money market	(9)	(14)	9	(6)	(13)

Total net inflows (outflows)	(2)	12	18	8	27
Net market/currency impact	50	(21)	42	19	16

Ending balance of AUM (d)	$1,308	$1,299	$1,359	$1,386	$1,429	(e)	9%	3%

AUM at period end, by product type (c):
Equity securities	33%	32%	33%	33%	34%
Fixed income securities	35	37	37	38	39
Money market	24	23	23	22	20
Alternative investments and overlay	8	8	7	7	7

Total AUM (d)	100%	100%	100%	100%	100	%(e)

Wealth management:
Average loans	$7,431	$7,763	$8,122	$8,478	$8,972		21%	6%
Average deposits	$11,491	$11,259	$11,372	$12,609	$13,646		19%	8%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $100 million, $102 million, $107 million, $106 million and $104 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Excludes assets managed in the Investment Services business.
(e)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 1Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•	Assets under management were a record $1.4 trillion at March 31, 2013, an increase of 9% year-over-year and 3% sequentially. Both increases resulted from net new business and higher market values.

•	14th consecutive quarter of positive long-term flows.

•

Net long-term inflows were a record $40 billion and short-term outflows were $13 billion in 1Q13. Long-term inflows benefited from liability-driven investments as well as equity and fixed income funds.

•

Total revenue was $956 million, an increase of 5% year-over-year and a decrease of 3% sequentially. The year-over-year increase was driven by higher market values, net new business and the Meriten acquisition. The sequential decrease primarily reflects seasonally lower performance fees, which more than offset higher investment management fees.

•

Investment management fees were $812 million, an increase of 10% year-over-year and 1% sequentially. The year-over-year increase was impacted by the Meriten acquisition. Excluding the Meriten acquisition, investment management fees increased 8% year-over-year driven by higher market values, net new business and lower money market fee waivers. The sequential increase primarily reflects higher market values, partially offset by higher money market fee waivers. Comparisons to both prior periods were negatively impacted by the stronger U.S. dollar.

•	Performance fees were $15 million in 1Q13 compared with $57 million in 4Q12 and $16 million in 1Q12. The sequential decrease was due to seasonality.

•	Other revenue was $21 million in 1Q13 compared with $25 million in 4Q12 and $52 million in 1Q12. The decrease compared with 1Q12 primarily reflects lower seed capital gains.

•

Net interest revenue increased 13% both year-over-year and sequentially. Both increases resulted from higher average loan and deposit levels. The sequential increase also resulted from higher internal crediting rates for domestic deposits in 1Q13.

•	Average loans increased 21% year-over-year and 6% sequentially; average deposits increased 19% year-over-year and 8% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 14% year-over-year and decreased 1% sequentially. Noninterest expense in 1Q13 includes a provision for administrative errors in certain offshore tax-exempt funds. The year-over-year increase also reflects the impact of the Meriten acquisition. The sequential decrease also reflects lower incentive expense due to seasonally lower performance fees, as well as lower professional, legal and other purchased services and seasonally lower business development expenses. Comparisons to both prior periods were favorably impacted by the stronger U.S. dollar.

•	44% non-U.S. revenue in 1Q13 vs. 45% in 1Q12.

•

2013 Winner of 4 Lipper Funds Awards for Dreyfus Global Equity Income Fund (Class I), Dreyfus International Bond Fund (Class I), Newton Asian Equity Income (GBP Inc), Newton Global Higher Income (GBP Inc). (February 2013)

•	2013 Winner of Mondo Alternative Awards for Absolute Insight Emerging Market Debt Fund. (February 2013)

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BNY Mellon 1Q13 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						1Q13 vs.
(dollars in millions, unless otherwise noted)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
Revenue:
Investment service fees:
Asset servicing	$906	$928	$912	$917	$938	4%	2%
Issuer services	251	275	310	213	236	(6)	11
Clearing services	303	309	287	294	304	—	3
Treasury services	136	132	135	140	140	3	—

Total investment services fees	1,596	1,644	1,644	1,564	1,618	1	3
Foreign exchange and other trading revenue	176	179	158	128	172	(2)	34
Other (a)	71	66	75	73	70	(1)	(4)

Total fee and other revenue (a)	1,843	1,889	1,877	1,765	1,860	1	5
Net interest revenue	648	614	617	591	653	1	10

Total revenue	2,491	2,503	2,494	2,356	2,513	1	7
Provision for credit losses	16	(14)	(4)	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,798	2,103	1,744	1,782	1,781	(1)	—

Income before taxes (ex. amortization of intangible assets)	677	414	754	574	732	8	28
Amortization of intangible assets	48	49	47	48	47	(2)	(2)

Income before taxes	$629	$365	$707	$526	$685	9%	30%

Pre-tax operating margin	25%	15%	28%	22%	27%
Pre-tax operating margin (ex. amortization of intangible assets)	27%	17%	30%	24%	29%

Investment services fees as a percentage of noninterest expense (b)	93%	94%	95%	89%	93%

Securities lending revenue	$39	$48	$37	$31	$31	(21)%	—%

Metrics:
Average loans	$22,639	$24,742	$24,054	$24,034	$26,024	15%	8%
Average deposits	$174,041	$171,309	$188,023	$203,043	$198,701	14%	(2)%

AUC/A at period-end (in trillions) (c)(d)	$25.7	$25.2	$26.4	$26.3	$26.3 (e)	2%	—%
Market value of securities on loan at period end (in billions) (d)(f)	$256	$267	$251	$237	$244	(5)%	3%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$453	$314	$522	$190	$205

Depositary Receipts:
Number of sponsored programs	1,391	1,393	1,393	1,379	1,359	(2)%	(1)%

Clearing services:
Global DARTS volume (in thousands) (d)	199.6	191.9	175.5	187.9	221.4	11%	18%
Average active clearing accounts (U.S. platform) (in thousands) (d)	5,408	5,421	5,447	5,489	5,552	3%	1%
Average long-term mutual fund assets (U.S. platform)	$306,212	$306,973	$323,289	$334,883	$357,647	17%	7%
Average investor margin loans (U.S. platform)	$7,900	$8,231	$7,922	$7,987	$8,212	4%	3%
Broker-Dealer:
Average tri-party repo balances (in billions) (d)	$1,937	$2,001	$2,005	$2,113	$2,070	7%	(2)%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at March 31, 2012, June 30, 2012 and Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012 and $1.2 trillion at March 31, 2013.
(d)	Reflects revisions, which were not material, for prior periods presented as a result of our previously disclosed reviews of our AUC/A and our process for reporting information. See pages 4-5 of the 2012 Annual Report.
(e)	Preliminary.
(f)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

Page - 16

BNY Mellon 1Q13 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, an increase of 1% year-over-year and 3% sequentially.

•

Asset servicing fees (global custody, broker-dealer services and global collateral services) were $938 million in 1Q13 compared with $906 million in 1Q12 and $917 million in 4Q12. Both increases primarily reflect increased activity with existing clients and improved market values. The year-over-year increase was partially offset by lower securities lending revenue due to lower spreads and the loss of a client.

•	Estimated new business wins (AUC/A) of $205 billion in 1Q13.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $236 million in 1Q13 compared with $251 million in 1Q12 and $213 million in 4Q12. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue, driven by lower issuance volumes and lower servicing fees. The sequential increase primarily resulted from higher Depositary Receipts revenue driven by a seasonal dividend improvement and higher core volumes, partially offset by lower Corporate Trust revenue.

•

Clearing services fees (Pershing) were $304 million in 1Q13 compared with $303 million in 1Q12 and $294 million in 4Q12. Both increases were driven by higher mutual fund fees, increases in positions and assets, higher cash management fees and an increase in DARTS, partially offset by higher money market fee waivers and fewer trading days.

•	Treasury services fees were $140 million in 1Q13 compared with $136 million in 1Q12 and $140 million in 4Q12. The year-over-year increase primarily reflects higher cash management fees.

•

Foreign exchange and other trading revenue was $172 million in 1Q13 compared with $176 million in 1Q12 and $128 million in 4Q12. The year-over year decrease resulted from lower fixed income trading revenue which was primarily offset by higher foreign exchange revenue driven by higher volumes, partially offset by a decrease in volatility. The sequential increase was due to higher foreign exchange revenue resulting from increased volatility and higher volumes.

•

Net interest revenue was $653 million in 1Q13 compared with $648 million in 1Q12 and $591 million in 4Q12. Both increases primarily reflect higher internal crediting rates for domestic deposits in 1Q13 and higher average loan levels.

•

Noninterest expense (excluding amortization of intangible assets) was $1.8 billion in 1Q13, 4Q12 and 1Q12. Year-over-year, noninterest expense decreased slightly reflecting lower litigation expense. Sequentially, noninterest expense was essentially unchanged as higher incentive expenses due to the acceleration of the vesting of long-term stock awards for retirement eligible employees was offset by lower professional, legal and other purchased services and business development expenses.

•	32% non-U.S. revenue in 1Q13 vs. 36% in 1Q12.

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BNY Mellon 1Q13 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Revenue:
Fee and other revenue	$175	$104	$152	$183	$124
Net interest revenue	62	68	80	79	4

Total revenue	237	172	232	262	128
Provision for credit losses	(11)	(5)	(1)	(61)	(24)
Noninterest expense (ex. M&I and restructuring charges)	231	181	207	206	250

Income (loss) before taxes (ex. M&I and restructuring charges)	17	(4)	26	117	(98)
M&I and restructuring charges	9	22	13	27	5

Income (loss) before taxes	$8	$(26)	$13	$90	$(103)

Average loans and leases	$10,139	$10,487	$10,252	$11,100	$11,283

KEY POINTS

•

Total fee and other revenue decreased $51 million compared with 1Q12 and $59 million compared with 4Q12. Both decreases reflect lower leasing gains and lower foreign currency remeasurement. The sequential decrease was also due to lower net gains on loans held-for-sale retained from a previously divested bank subsidiary as well as lower fixed income and equity trading revenue.

•

Net interest revenue decreased $58 million compared with 1Q12 and $75 million compared with 4Q12. Both decreases reflect higher internal crediting rates to the businesses for domestic deposits in 1Q13.

•

The provision for credit losses was a credit $24 million in 1Q13. Approximately half of the credit was driven by a broad improvement in the credit quality of the loan portfolio and half related to a reduction in our qualitative allowance.

•

Noninterest expense (excluding M&I and restructuring charges) increased $19 million compared with 1Q12 and $44 million compared with 4Q12. The increase compared with 1Q12 resulted from the cost of generating certain tax credits as well as higher software and net occupancy expenses, partially offset by lower incentive expense. The increase compared with 4Q12 primarily reflects higher incentive expense due to the acceleration of the vesting of long-term stock awards for retirement eligible employees as well as higher pension and net occupancy expenses.

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BNY Mellon 1Q13 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds; expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets; as well as earnings per share and the provision for income taxes which exclude the charge related to the disallowance of certain foreign tax credits; and investment management fees excluding the impact of the acquisition of Meriten. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

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BNY Mellon 1Q13 Quarterly Earnings Review

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents investment management and performance fees excluding the impact of the Meriten acquisition.

Investment management and performance fees						1Q13 vs.
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
Investment management and performance fees	$745	$797	$779	$853	$822	10%	(4)%
Less: Meriten acquisition	N/A	N/A	N/A	13	13	N/A	—

Investment management and performance fees excluding the Meriten acquisition	$745	$797	$779	$840	$809	9%	(4)%

N/A – Not applicable.

The following table presents investment management fees generated in the Investment Management segment excluding the impact of the Meriten acquisition.

Investment management fees						1Q13 vs.
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	1Q12	4Q12
Investment management fees	$739	$749	$775	$801	$812	10%	1%
Less: Meriten acquisition	N/A	N/A	N/A	12	13	N/A	8

Investment management fees excluding the Meriten acquisition	$739	$749	$775	$789	$799	8%	1%

N/A – Not applicable.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Income before income taxes – GAAP	$885	$589	$975	$853	$809
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	29	25	11	16
Add: Amortization of intangible assets	96	97	95	96	86
M&I, litigation and restructuring charges	109	378	26	46	39

Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$1,079	$1,035	$1,071	$984	$918

Fee and other revenue – GAAP	$2,838	$2,826	$2,879	$2,850	$2,844
Income from consolidated investment management funds – GAAP	43	57	47	42	50
Net interest revenue – GAAP	765	734	749	725	719

Total revenue – GAAP	3,646	3,617	3,675	3,617	3,613
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	29	25	11	16

Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,635	$3,588	$3,650	$3,606	$3,597

Pre-tax operating margin (a)	24%	16%	27%	24%	22%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and, M&I, litigation and restructuring charges – Non-GAAP (a)	30%	29%	29%	27%	26%

(a)	Income before taxes divided by total revenue.

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BNY Mellon 1Q13 Quarterly Earnings Review

The following table presents the calculation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$619	$466	$720	$622	$(266)
Add: Amortization of intangible assets, net of tax	61	61	60	65	56

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	680	527	780	687	(210)
Add: M&I, litigation and restructuring charges	65	225	18	31	24
Charge related to the disallowance of certain foreign tax credits	—	—	—	—	854

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP	$745	$752	$798	$718	$668

Average common shareholders’ equity	$33,718	$34,123	$34,522	$34,962	$34,898
Less: Average goodwill	17,962	17,941	17,918	18,046	17,993
Average intangible assets	5,121	5,024	4,926	4,860	4,758
Add: Deferred tax liability – tax deductible goodwill	972	982	1,057	1,130	1,170
Deferred tax liability – non-tax deductible intangible assets	1,428	1,400	1,339	1,310	1,293

Average tangible common shareholders’ equity – Non-GAAP	$13,035	$13,540	$14,074	$14,496	$14,610

Return on common equity– GAAP (a)	7.4%	5.5%	8.3%	7.1%	N/M
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	8.9%	8.9%	9.2%	8.2%	7.8%

Return on tangible common equity – Non-GAAP (a)	21.0%	15.7%	22.1%	18.8%	N/M
Return on tangible common equity excluding M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	23.0%	22.4%	22.5%	19.7%	18.5%

(a)	Annualized.

N/M – Not meaningful.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Income from consolidated investment management funds	$43	$57	$47	$42	$50
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	29	25	11	16

Income from consolidated investment management funds, net of noncontrolling interests	$32	$28	$22	$31	$34

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Investment management fees	$22	$20	$20	$19	$20
Other (Investment income)	10	8	2	12	14

Income from consolidated investment management funds, net of noncontrolling interests	$32	$28	$22	$31	$34

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BNY Mellon 1Q13 Quarterly Earnings Review

Equity to assets and book value per common share	March 31,	Dec. 31,	March 31,
(dollars in millions, unless otherwise noted)	2012	2012	2013
BNY Mellon shareholders’ equity at period end – GAAP	$34,000	$36,431	$35,690
Less: Preferred stock	—	1,068	1,068

BNY Mellon common shareholders’ equity at period-end – GAAP	34,000	35,363	34,622
Less: Goodwill	18,002	18,075	17,920
Intangible assets	5,072	4,809	4,696
Add: Deferred tax liability – tax deductible goodwill	972	1,130	1,170
Deferred tax liability – non-tax deductible intangible assets	1,428	1,310	1,293

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$13,326	$14,919	$14,469

Total assets at period end – GAAP	$300,169	$358,990	$355,942
Less: Assets of consolidated investment management funds	11,609	11,481	11,236

Subtotal assets of operations – Non-GAAP	288,560	347,509	344,706
Less: Goodwill	18,002	18,075	17,920
Intangible assets	5,072	4,809	4,696
Cash on deposit with the Federal Reserve and other central banks (a)	61,992	90,040	78,059

Tangible total assets of operations at period end – Non-GAAP	$203,494	$234,585	$244,031

BNY Mellon shareholders’ equity to total assets – GAAP	11.3%	10.1%	10.0%
BNY Mellon common shareholders’ equity to total assets – GAAP	11.3%	9.9%	9.7%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.5%	6.4%	5.9%

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012	2012	2013 (a)
Total Tier 1 capital – Basel I	$15,695	$16,694	$16,217
Less: Trust preferred securities	1,669	623	603
Preferred stock	—	1,068	1,068

Total Tier 1 common equity	$14,026	$15,003	$14,546

Total risk-weighted assets – Basel I	$100,763	$111,180	$119,427

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.9%	13.5%	12.2%

(a)	Preliminary.

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BNY Mellon 1Q13 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012	2012	2013 (b)
Total Tier 1 capital – Basel I	$15,695	$16,694	$16,217
Add: Deferred tax liability – tax deductible intangible assets	N/A	78	78
Less: Trust preferred securities	1,669	623	603
Preferred stock	—	1,068	1,068
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	700	85	78
Adjustments related to equity method investments (c)	571	501	488
Deferred tax assets	—	47	52
Net pensions fund assets (c)	100	249	258
Other	(2)	—	1

Total estimated Basel III Tier 1 common equity	$12,657	$14,199	$13,747
Total risk-weighted assets – Basel I	$100,763	$111,180	$119,427
Add: Adjustments (d)	65,997	33,104	26,853

Total estimated Basel III risk-weighted assets	$166,760	$144,284	$146,280
Estimated Basel III Tier 1 common equity ratio – Non-GAAP	7.6%	9.8%	9.4%

(a)	The Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. The estimated Basel III Tier 1 common equity ratio at March 31, 2012 was based on prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes and relies in part on the use of external credit ratings, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance include additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

N/A – Not applicable.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and preliminary business metrics and statements made regarding our operational excellence initiatives, and the opportunity for us to realize gains as we rebalance and manage duration risk in our investment securities portfolio. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of April 17, 2013, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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